Exhibit 99.1

Brigham Exploration Announces Apparent Lower Frio Discovery and Provides Operational Update

          AUSTIN, Texas, July 27 /PRNewswire-FirstCall/ -- Brigham Exploration Company (Nasdaq: BEXP) today announced an apparent discovery with its State Tract 254 #1 Appling Deep Southwest well, its second discovery in two attempts in its eight well high reserve potential portion of its 2005 drilling program. Brigham also updated other operational activity.

SIGNIFICANT WELLS RECENTLY COMPLETED, CURRENTLY COMPLETING OR DRILLING

Well	Objective	Category	WI%	NRI	Status / Comments

Dawson #2	Vicksburg	Dev	100%	76%	Commenced late June @ 5.4 MMcfe/d
Wyse #1	Lwr Frio	Exp	50%	40%	Commenced early July @ 1.6 MMcfe/d prior to frac, 1ST offset spud in August
Appling #1	Mid Frio	Dev	75%	51%	Commenced mid July @ 1.4 MMcfe/d unstimulated
Hobart 59-1	Gr Wash.	Dev	99%	81%	Commenced late June @ 4.4 MMcfe/d after stimulation
Hobart 60-3	Gr Wash	Dev	98%	80%	Commenced mid July @ 5.2 MMcfe/d after stimulation
Sullivan C-29	Vicksburg	Dev	100%	76%	Commenced late July @ 5.2 MMcfe/d after stimulation of Vicksburg “7”
State 22 #1	Wolfcamp	Exp	100%	83%	Completing, swabbing good oil cut & preparing to stimulate to improve productivity
State Tract 254 #1	Lwr Frio	Exp	75%	56%	Completing, encountered approx 100’ of apparent net pay in Lwr & Middle Frio
Bayou Bengal B #13	Lwr Frio	Exp	75%	52%	Encountered significant drilling shows, setting intermediate casing
Mills Ranch #2-98	Hntn/Arb	Dev/Exp	100%	75%	DST behind pipe pay flowing with strong pressures, drilling to Arbuckle
Wright #2	Springer	Exp	100%	75%	Recently spud, estimated total depth of 13,000 feet, results expected in September

          Apparent Lower Frio Field Discovery -- Brigham is currently completing the State Tract 254 #1, after encountering approximately 69 feet of apparent net pay in the Lower Frio Anomalina, 10 feet of apparent net pay in the Lower Frio Tex Miss, and 21 feet of apparent net pay in the Middle Frio.  These pay counts were calculated using wireline logs, formation tests that recovered gas in the Middle Frio, and 25 processed rotary sidewall cores, with an additional 31 cores still being processed.  Brigham will discuss any further developments regarding the State Tract 254 #1 on its earnings call scheduled for August 3rd.  During drilling, the apparent pay intervals in the Lower Frio Anomalina generated mud log shows and gas flares, prior to reaching the well’s total depth of 15,200 feet.  The State Tract 254 #1 offsets a 1984 well drilled in the same fault block that was producing approximately 1.4 MMcfe/d from one of the Lower Frio Anomalina intervals prior to a casing collapse.  The State Tract 254 #1 encountered additional sands in the Lower Frio Anomalina at a structural elevation approximately 175 feet high to this offsetting well.

          The State Tract 254 #1 and the currently drilling Bayou Bengal B #13 are Brigham’s first Lower Frio tests in its Bayou Bengal project, in a prolific area which has produced over 400 Bcfe to date from the Upper Frio.  The combined gross reserve potential for the Lower Frio in the adjacent fault blocks being tested by these two wells, utilizing 45 feet of potential net pay per well, was previously estimated at over 110 Bcfe.  Brigham retains 56% and 52% revenue interests in the State Tract 254 #1 and Bayou Bengal B #13 wells, respectively.  Royale Energy, Inc. (Nasdaq: ROYL) is also a participant with a 25% working interest in each well.  Additional results for the State Tract 254 #1 and the Bayou Bengal B #13 are expected in mid to late August.

          Bud Brigham, the Chairman, President and CEO stated, “Although we’re never certain until the well is producing to sales, the results encountered to date by the State Tract 254 #1 are encouraging.  The State Tract 254 #1 is the second of eight high potential wells we plan to drill in 2005, the first of which was our Wyse #1 Lower Frio discovery, which has finally been hooked up to sales, though it has yet to be fracture stimulated.  Given that the high reserve potential Bayou Bengal B #13 tests the same Lower Frio intervals as the State Tract 254 #1 in an adjacent fault block, and given the strong shows we’ve already encountered in the well, we’re encouraged about the Bayou Bengal B #13 as well.”

          Mills Ranch #2-98 Drill Stem Test -- Brigham recently drill stem tested the behind pipe pay zone in the Mills Ranch #2-98 at a depth of approximately 22,000 feet.  The zone commenced flowing natural gas at an estimated unstimulated rate of 3.5 MMcf of natural gas per day prior to an apparent failure of a packer above the interval.  Brigham elected to perform a drill stem test after sticking drill pipe approximately 200 feet above the deeper Arbuckle objective.  Following the drill stem test Brigham sidetracked the well at a depth estimated to be 600 feet above the Arbuckle formation, and the well is currently drilling at a depth of approximately 23,740 feet.  Results for the Arbuckle are expected by late August.

          Bud Brigham stated, “Although we were unable to complete the drill stem test of the behind pipe pay interval in the Mills Ranch #2-98, we’re very encouraged by the early flow data and particularly the strong shut in bottom hole pressures measured.  We believe that these pressures indicate that other producers on the structure have probably not materially depleted the pay zone tested.  We estimate that we are only about 550 feet from the Arbuckle, and we therefore hope to be completing this well to sales by late August.”

          2005 OPERATIONAL STATISTICS

          Brigham has spud 20 wells thus far in 2005, retaining an average working interest of approximately 59%.  Seventeen of these wells have been or are currently being completed and the remaining three 2005 wells are currently drilling.  In addition, one 2004 well is still drilling, the Mills Ranch #2-98.  Brigham’s gross and net completion rate thus far in 2005 is 100%. Brigham expects to commence six additional wells by the end of the third quarter of 2005.

          Bud Brigham stated, “During the first six months of the year we had an unusually long gap without significant wells coming on line, though we’ve had a large grouping of impactful wells commence producing at mid-year.  We had previously anticipated that a few of these wells, namely the Wyse #1, the Sullivan C-29 and the Dawson #2, would contribute to our second quarter volumes, but they came on line too late to materially impact the quarter.  As a result, we now expect our second quarter production to be slightly below that of the first quarter, at approximately 29.5 MMcfe/d.  However, given the unusual number of significant wells we’ve recently completed, we estimate our average net daily production rate for the month of July to be approximately 33 MMcfe/d, and our current daily rate to be approximately 36 MMcfe/d.  Our recent completions, the wells currently completing, and the wells currently drilling provide improved visibility for the anticipated growth in production volumes during the third quarter.”

          About Brigham Exploration

          Brigham Exploration Company is a leading independent exploration and production company that applies 3-D seismic imaging and other advanced technologies to systematically explore and develop onshore domestic natural gas and oil provinces.  For more information about Brigham Exploration, please visit our website at www.bexp3d.com or contact Investor Relations at 512-427-3444.

          Forward Looking Statement Disclosure

          Except for the historical information contained herein, the matters discussed in this news release are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations.  Important factors that could cause actual results to differ materially from those in the forward looking statements include risks inherent in exploratory drilling activities, the timing and extent of changes in commodity prices, unforeseen engineering and mechanical or technological difficulties in drilling wells, availability of drilling rigs, land issues, federal and state regulatory developments and other risks more fully described in the company’s filings with the Securities and Exchange Commission.  All forward looking statements contained in this release, including any forecasts and estimates, are based on management’s outlook only as of the date of this release, and we undertake no obligation to update or revise these forward looking statements, whether as a result of subsequent developments or otherwise.

          Contact:
          John Turner, Director of Finance & Business Development
          (512) 427-3300

SOURCE  Brigham Exploration Company
          -0-                    07/27/2005
          /CONTACT:  John Turner, Director of Finance & Business Development of
Brigham Exploration Company, +1-512-427-3300/
          /Web site:  http://www.bexp3d.com /